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                                                                  EXHIBIT 10.182

                                                               EXECUTION VERSION

                 SECOND AMENDED AND RESTATED UNLIMITED GUARANTY

     This Second Amended and Restated Unlimited Guaranty ("Guaranty Agreement") is made as of the 25th day of January, 2006, by and among Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc., a Minnesota corporation ("Lakes") and Lakes Gaming and Resorts, LLC, a Minnesota limited liability company ("LG & R"; collectively with Lakes, and each of Lakes and LG&R individually, the "Guarantor"), and the Pokagon Band of Potawatomi Indians (the "Band").

                                   WITNESSETH:

     WHEREAS, the Band and Lakes entered into a Development Agreement dated as of July 8, 1999 (the "1999 Development Agreement") and a Management Agreement dated as of July 8, 1999 (the "1999 Management Agreement"; collectively, with the 1999 Development Agreement, the "1999 Agreements"), pursuant to which the Band engaged Lakes to, among other things, assist the Band in the design, development, construction and management of a gambling casino and certain related amenities (as defined in the 1999 Development Agreement, the "Facility"); and

     WHEREAS, pursuant to the 1999 Development Agreement, Lakes agreed to make certain payments and advances to the Band, including without limitation the Transition Loan, the Lakes Development Loan and the Non-Gaming Land Acquisition Line of Credit (collectively the "Lakes Loans"), and the Scholarship Program Fee, and has agreed to perform development services with regard to the Facility, all on the terms set out in that Agreement; and

     WHEREAS, pursuant to the 1999 Management Agreement, Lakes agreed to manage the Facility on the terms set out in that Agreement; and

     WHEREAS, Lakes assigned its rights and obligations under the 1999 Agreements to Great Lakes Gaming of Michigan, LLC ("Great Lakes"), pursuant to an Assignment and Assumption Agreement dated as of October 16, 2000, as the same has been amended by a First Amendment dated as of December 22, 2004 (the "Assignment Agreement"), subject to the terms and conditions set out in the Assignment Agreement; and

     WHEREAS, the 1999 Agreements were amended and restated by a First Amended and Restated Development Agreement dated as of October 16, 2000 and by a First Amended and Restated Management Agreement dated as of October 16, 2000 (collectively, the "First Amended and Restated Agreements"); and

     WHEREAS, Guarantor unconditionally guaranteed the obligations of Great Lakes to the Band under the First Amended and Restated Agreements pursuant to an Unlimited Guaranty dated as of October 16, 2000 (the " 2000 Guaranty"); and

     WHEREAS, the First Amended and Restated Agreements were amended and restated by a Second Amended and Restated Development Agreement dated as of December 22, 2004 and

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by a Second Amended and Restated Management Agreement dated as of December 22,
2004 (collectively, the "Second Amended and Restated Agreements"); and

     WHEREAS, the 2000 Guaranty was amended by a First Amendment to Unlimited Guaranty dated as of December 22, 2004 (as so amended and as may be further amended, the "Guaranty") in order to reflect the execution of the Second Amended and Restated Agreements; and

     WHEREAS, Great Lakes, Lakes and the Band have entered into a Third Amended and Restated Development Agreement dated as of January 25, 2006 and a Third Amended and Restated Management Agreement dated as of January 25, 2006 (collectively, the "Third Amended and Restated Agreements");

     WHEREAS, Great Lakes, Lakes and the Band have entered into a Second Amended and Restated Assignment and Assumption Agreement of even date hereof amending the Assignment Agreement; and

     WHEREAS, the parties wish to further amend and restate the Guaranty to reflect the execution of the Third Amended and Restated Agreements, and to provide that pursuant to the Guaranty each Guarantor shall unconditionally guarantee the obligations of Great Lakes to the Band under the Third Amended and Restated Agreements and all related documents and instruments;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals True. The above recitals are true.

2. Defined Terms.

     a. Capitalized terms used but not otherwise defined herein and defined in the Third Amended and Restated Agreements shall have the same meaning herein as therein.

     b. All references to the term "Development Agreement" herein shall mean the Development Agreement dated as of July 8, 1999 between Lakes and the Band, as assumed by Great Lakes under the Assignment and Assumption Agreement dated as of October 16, 2000, and the Second Amended and Restated Assignment and Assumption Agreement of even date hereof, as the same has been and may be amended, and as amended and restated by a First Amended and Restated Development Agreement dated as of October 16, 2000, a Second Amended and Restated Development Agreement dated as of December 22, 2004, and a Third Amended and Restated Development Agreement dated as of January 25, 2006, and as the same may be further amended, substituted, restated or modified.

     c. All references to the term "Management Agreement" herein shall mean the Management Agreement dated as of July 8, 1999 between Lakes and the Band, as assumed by Great Lakes under the Assignment and Assumption Agreement dated as of October 16, 2000, and the Second Amended and Restated Assignment and Assumption Agreement of even


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          date hereof, as the same has been and may be amended, and as amended and restated by a First Amended and Restated Management Agreement dated as of October 16, 2000, a Second Amended and Restated Management Agreement dated as of December 22, 2004, and a Third Amended and Restated Management Agreement dated as of January 25, 2006, and as the same may be further amended, substituted, restated or modified.

     d. All references to the term "Lakes Loans" shall mean the Transition Loan, the Lakes Development Loan, the Non-Gaming Land Acquisition Line of Credit and the Lakes Facility Loan.

     e. All references to the term "Obligations" shall mean any and all obligations of Great Lakes to the Band under or relating to the following documents and instruments:

          i.   Development Agreement;

          ii.  Management Agreement;

          iii. Third Amended and Restated Non-Gaming Land Acquisition Line of Credit Agreement dated as of January 25, 2006, and any subsequent amendments, restatements, substitutions and modifications thereto;

          iv. Third Amended and Restated Control Agreement dated as of January 25, 2006, and any subsequent amendments, restatements, substitutions and modifications thereto;

          v. Third Amended and Restated Pledge and Security Agreement dated as of January 25, 2006, and any subsequent amendments, restatements, substitutions and modifications thereto;

          vi. Second Amended and Restated Assignment and Assumption Agreement dated as of January 25, 2006, and any subsequent amendments, restatements, substitutions and modifications thereto.

3. Consent. Each Guarantor consents to the Third Amended and Restated Agreements and to all documents executed in connection therewith or related thereto.

4. Guarantied Obligations. The undersigned Guarantor(s), jointly and severally, hereby irrevocably and unconditionally guarantee the full and punctual payment and performance by Great Lakes of all covenants, obligations and representations of Great Lakes under or relating to the Obligations, including without limitation the due and punctual payment by Great Lakes of all advances due under the Lakes Loans and the Scholarship Program Fee, as such Obligations may be amended, modified, restated or renewed, as well as all substitutions therefor and renewals, extensions and rearrangements thereof, together with any and all costs incurred by Band (including, without limitation, reasonable attorneys' fees and disbursements) in enforcing this Guaranty or any security therefore (individually, a "Guarantied Obligation" and collectively, the "Guarantied Obligations").


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5. Demand by the Band: Performance by Guarantor. In the event of a Guaranty
Event of Default, the Band may make demand upon the Guarantor(s), or any one of them, for the payment or performance of the Guarantied Obligation, and each Guarantor binds and obliges it to make such payment or performance and to pay any related damages forthwith upon such demand. Each Guarantor further covenants and agrees that Band may upon a Guaranty Event of Default proceed first and directly against the Guarantor, without any action, proceeding or suit, whether against Great Lakes or against any security for the Guarantied Obligations (hereby intending, among other matters, to waive any defense to this Guaranty based on impairment of collateral), or any other party liable for the Guarantied Obligations. This Guaranty Agreement is not conditioned upon the genuineness, validity, or enforceability of the Third Amended and Restated Agreements, the Lakes Notes and all documents related thereto, arising thereunder or executed in connection therewith (collectively, the "Transaction Documents") or any other instruments relating to the creation or performance of the Guarantied Obligations, or the pursuit by the Band of any remedies which the Band has now or may hereafter have with respect thereto under the Transaction Documents.

"Guaranty Event of Default" means (a) either (i) a Lakes Event of Default under the Development Agreement, (ii) a Manager Event of Default under the Management Agreement, or (iii) any other default or breach by Great Lakes under the Guaranteed Obligations; in each case after all cure periods have expired and either the time within which arbitration may be demanded has expired or, if arbitration has been timely demanded, the arbitrator has issued his award and the award determines that Great Lakes is in default or breach under a Guaranteed Obligation; or (b) the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or any similar proceeding affecting Great Lakes or any Guarantor or any of its or their assets.

6. Waiver of Demands. Notices, Diligence, etc. Each Guarantor hereby assents to all the terms and conditions of the Guarantied Obligations and the related Transaction Documents and waives (a) demand for the payment or performance of any Guarantied Obligation (other than a demand under Section 5 hereof); (b) notice of the occurrence of a default or an Event of Default under the Transaction Documents; (c) notice of acceptance of any guaranty herein provided for or of the terms and provisions thereof or hereof by the Band; (d) notice of any indulgences or extensions granted to Great Lakes or any successor to Great Lakes or any person or party which shall have assumed the obligations of Great Lakes or any other obligor in respect of any Guarantied Obligation; (e) any requirement of diligence or promptness on the part of the Band in the enforcement of any of its rights under the provisions of any Guarantied Obligation or the Transaction Documents; (f) any enforcement of any Guarantied Obligation against any other party liable therefor; (g) any right which the Guarantor might have to require the Band to proceed against any other guarantor of the Guarantied Obligations or to realize on any collateral security therefor;
(h) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction (other than notices required hereunder), to the maximum extent permitted by applicable law; (i) any and all claims, defenses or objections based upon the failure of the Band to make demand upon the Guarantor for the payment or performance of any of the Guarantied Obligations (other than the demand provided for in Section 5 hereof) under applicable law; and (j) any right to exoneration or marshaling, and, to the maximum extent permitted by applicable law, any defense based upon or arising from the Statute of Limitations, and other laws relating to stays of action or moratorium. Each Guarantor further


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hereby waives (solely as against Band) any right to contribution from co guarantors as well as any right to exoneration, subrogation or reimbursement until all Guarantied Obligations are fully and indefeasibly paid or performed and until the expiration of any applicable preference periods. The Band and Great Lakes (or any other party to a Guaranteed Obligation) may modify, renew, waive or extend any Guaranteed Obligation or any provision thereof and may modify, waive or release any collateral therefor without the consent of any Guarantor and without altering or releasing the obligations of Guarantor hereunder.

7. Obligations of Guarantor Unconditional, etc.

     a. This Guaranty Agreement is a guaranty of payment not collection. This is a continuing Guaranty, which shall apply to the Guarantied Obligations which now exist or as the same may change over time, and to any successive transactions continuing, compromising, extending, increasing, modifying, releasing or renewing any Guaranteed Obligation, whether or not notice of any after arising Guarantied Obligation or change to the Guarantied Obligation is given to Guarantor, and whether or not any and all prior Guarantied Obligations have been fully paid, performed or observed before a new Guarantied Obligation arose, and shall apply notwithstanding the dissolution of Great Lakes or dissolution of any other guarantor of any Guarantied Obligation. The obligations of the Guarantor upon a Guaranty Event of Default are and shall be unconditional, irrespective of the validity, regularity or enforceability of any Guarantied Obligation or any of the Transaction Documents or of any claim or defense of any party relating thereto. This Guaranty Agreement shall not be affected by any action taken under or in respect of any Guarantied Obligation, in the exercise of any right or remedy therein or thereby conferred, or by any failure or omission on the part of the Band to enforce any right given thereunder or hereunder, or any remedy conferred thereby or hereby; or by any lack of diligence on the part of Band to enforce, assert or exercise any right, power or remedy granted hereunder, under the Third Amended and Restated Agreements or any other Guarantied Obligation, or any documents relating thereto (including without limitation any failure to perfect a security interest in or lien on any security for any Guarantied Obligation); or by any release or surrender of any security or any other guaranty at any time existing for the benefit of Band or in respect of any Guarantied Obligation or any modification to any of the foregoing; or by any sale, lease or transfer by Great Lakes to any person of any and all of its properties; or by any action of the Band granting indulgence or extension or accommodations to, or waiving or acquiescing in any default by, Great Lakes or any successor to Great Lakes, or any person or party which shall have assumed its or their obligations or any other party liable for any Guarantied Obligation; or any compromise, settlement or other arrangement with Great Lakes or any other party liable for any Guarantied Obligation; or by the release or discharge by operation of law of Great Lakes from the performance or observance of any obligation, covenant or agreement contained in the Third Amended and Restated Agreements or the Transaction Documents or any document relating to any Guaranteed Obligation or by reason of the dissolution of Guarantor or Great Lakes or any other defense of Great Lakes or any successor to Great Lakes; or by any modification or alteration of any Guarantied Obligation or by any circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which could vary the risk of the Guarantor hereunder; it being the purpose, intent and agreement of the Guarantor that the


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          obligations of the Guarantor hereunder are and shall upon a Guaranty
          Event of Default be absolute and unconditional under any and all circumstances and shall not be discharged except by payment or performance as herein provided, and then only to the extent of such payment or performance, subject, however, to renewal, extension or reinstatement pursuant to the provisions of Section 10 hereof.

     b. Any claim against Great Lakes to which the Guarantor may be or become entitled (including, without limitation, claims by subrogation, reimbursement, contribution, indemnity, or otherwise) by reason of any payment or performance by the Guarantor in satisfaction and discharge, in whole or in part, of its obligations under this Guaranty Agreement and any other rights against Great Lakes shall be and hereby are made subject and subordinate to the prior payment or performance in full of the Guaranteed Obligations and until such time Guarantor shall not be entitled to and shall not claim any subrogation to any claim of Band, nor any right of set off or counterclaim against Great Lakes.

     c. The Band shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by the Band to proceed against any party, or on any obligation, shall constitute a waiver of the Band's right to proceed against any Guarantor on obligations other than those set out herein, or against other parties, unless the Band has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Band under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty Agreement except to the extent that the Band finally and unconditionally shall have realized indefeasible payment by such action or proceeding. All rights and remedies of the Band shall be cumulative.

     d. Guarantor represents and warrants that any and all information delivered to Band by Guarantor and Great Lakes is true, accurate and complete as of the date hereof and covenants and agrees to provide Band with such further information as is required under Section 13.5(b) of the Development Agreement and, after a default hereunder, such further information as to Guarantor's financial condition and affairs as the Band may require.

8. Direct Obligation. This Guaranty Agreement is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Each Guarantor agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to the Band, that the obligations of Guarantor hereunder are independent of the obligations of Great Lakes or any other Guarantor, and that a separate action or proceeding may be brought against Guarantor, whether such action is brought against Great Lakes or any other guarantor or whether Great Lakes or any other guarantor is joined in such action or proceeding. Guarantor agrees that upon the occurrence of a Guaranty Event of Default its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Band of whatever remedies it may have against Great Lakes or any other guarantor, or the enforcement of any lien or realization upon any security the Band may at any time possess. Guarantor agrees that any release which


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may be given by the Band to Great Lakes or any other obligor or any other guarantor shall not release Guarantor. Guarantor consents and agrees that the Band shall be under no obligation to marshal any property or assets of Great Lakes or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations. The Band shall upon a Guaranty Event of Default have the right to proceed first and directly against each Guarantor under this Guaranty. Guarantor acknowledges that there are no conditions precedent to the effectiveness of this Guaranty Agreement and that this Guaranty Agreement is in full force and effect and is binding on Guarantor upon execution and delivery to the Band.

9. Subordination. Guarantor hereby agrees that any and all present and future indebtedness of Great Lakes owing to Guarantor is subordinated to payment, in full, in cash, of the Guarantied Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness after the occurrence and during the continuance of a Guaranty Event of Default until the Guarantied Obligations have been indefeasibly paid and performed in full.

10. Reinstatement.

     a. It is the intention of the parties hereto that this Guaranty Agreement shall remain in full force and effect until all of the Guarantied Obligations have been fully and indefeasibly paid, performed and satisfied; until Great Lakes is no longer obligated to the Band under or in respect of the Guarantied Obligations or any documents relating thereto; and until the expiration of any applicable preference periods. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Band in payment of the Guarantied Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or Great Lakes or upon the appointment of any intervenor or conservator of, or trustee or similar official for any Guarantor or Great Lakes or any substantial part of either of their respective properties, or if any payment made in respect of any Guarantied Obligation is subsequently invalidated, declared to be fraudulent or preferential, or otherwise returned for any reason, all as though such payments had not been made.

     b. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty Agreement unless and until all payments to the Band are no longer subject to any right on the part of any person, including Great Lakes, Great Lakes as debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Great Lakes' assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or the declare the same to be fraudulent or preferential. Until such full and final performance and indefeasible payment of the Guaranteed Obligations whether by Guarantor or Great Lakes, the Band shall have no obligation whatsoever to transfer or assign its interest in the Transaction Documents to Guarantor. In the event that, for any reason, any portion of such payments to Band is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount the Band is required to repay plus any and all costs and expenses (including attorneys' fees) paid by the Band in connection therewith.


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11. Notices, etc. All notices, requests and other communications to any
Guarantor hereunder shall be in writing and shall be sent to the address of Lakes and with the copies set forth in Section 15.4 of the Development Agreement. Any notice or demand so mailed shall be deemed received on the date of actual receipt, on the third business day following mailing as herein set forth or one day following delivery to a courier service, whichever first occurs.

12. Multiple Debtors or Guarantors. If more than one Guarantor signs this Guaranty Agreement, or if there are multiple guarantors, as to any such circumstances, this Guaranty shall take effect as a separate guarantee on the same terms from each Guarantor to Band with respect to the Guarantied Obligations of each debtor, except as otherwise expressly provided in this section; and each such Guarantor identified on the signature page hereto is jointly and severally liable for the Guarantied Obligations. Each Guarantor's obligation under this Guaranty may be modified or released only by written agreement signed by the Band and such Guarantor, without the consent or agreement of any other Guarantor. No Guarantor's obligations under this Guarantee shall be impaired, reduced or otherwise affected by any such modification or release nor by the invalidity or unenforceability of the obligations of any other Guarantor. This Guaranty shall bind all signatories to this Guaranty, notwithstanding a failure by any party or entity named in this Guaranty Agreement as Guarantor to sign this or any Guaranty Agreement. All Guarantors of the Guarantied Obligations shall be and are jointly and severally liable under this Guaranty Agreement or their guaranties, as applicable, and default by any one guarantor shall constitute a default for all guarantors. A default by any one debtor of the Band or any Guarantor shall constitute default by all Guarantors with respect to all the Guarantied Obligations of all debtors of the Band. Suit may be brought against the Guarantors, jointly and severally, and against any one or more of them, or less than all of them, without impairing the rights of Band, its successors or assigns, against the other of the Guarantors; and Band may agree with any one or more of the Guarantors that such Guarantor or Guarantors shall be liable for such sum or sums as Band may see fit and may release any of such Guarantors from all further liability to Band for the Guaranteed Obligations guaranteed hereunder without impairing the right of Band to demand and collect the balance of the Guaranteed Obligations from the other Guarantors not so released.

13. Survival of Guaranty, etc. This Guaranty Agreement shall inure to the benefit of and be binding upon each Guarantor and the Band and their respective successors and assigns, including any subsequent assignees of any of the Guarantied Obligations permitted under Section 10.5(b) of the Development Agreement. This Guaranty Agreement is intended to take effect as a sealed instrument. This Guaranty Agreement is for the benefit of Band and in the event this Guaranty Agreement or any Guarantied Obligation are transferred or assigned in accordance with the Development Agreement, said transferee or assignee shall be entitled to the benefits hereof and to enforce the performance and observance of the terms and provisions hereof to the same extent as if said transferee or assignee was a party or signatory hereto and any such transferee shall be recognized as the Band hereunder.

14. Reservation of Rights. By entering into this Guaranty Agreement, the Band does not waive or affect any rights against any Guarantor.


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15. Warranties and Representations - Great Lakes and Lakes. Each of the
Guarantors warrants, represents and covenants to the Band that:

     a. This Guaranty Agreement constitutes the legal, valid and binding obligation of each of the Guarantors, and is fully enforceable in accordance with its terms; and

     b. Neither the execution or delivery of this Guaranty Agreement nor fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of any Guarantor under any agreement or instrument to which they or either of them is now a party or by which they may be bound.

16. Further Assurances. From time to time hereafter, each Guarantor and the Band will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as may reasonably be requested by the other party or parties, for the purpose of implementing or effectuating the provisions of this Guaranty Agreement.

17. Governing Law. This Guaranty Agreement shall be interpreted in accordance with the law of the internal law of Minnesota.

18. Amendments, Assignments, Etc. Any provision of this Guaranty Agreement may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto. No modification shall be implied from course of conduct.

19. Gender and Number; Counterparts. Whenever the context so requires the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural, and conversely in each case. This Guaranty Agreement may be executed in separate counterparts and said counterparts shall be deemed to constitute one binding document.

20. Severability. If any obligation or portion of this Guaranty Agreement is determined to be invalid or unenforceable under law, it shall not affect the validity or enforceability of any remaining obligations or portions hereof.

21. Additional Payment. All payments, advances, charges, costs and expenses, including reasonable attorneys' fees, made or incurred by Band in connection with the enforcement of this Guaranty Agreement shall be paid by Guarantor immediately without demand, together with interest at a rate per annum equal to the interest rate in effect for advances under the Lakes Loans, if (a) the Band makes demand on Guarantor under Section 5 above and Guarantor fails to timely demand arbitration under this Guaranty Agreement, or (b) Guarantor makes a timely demand for arbitration or the Band or Great Lakes demand arbitration, and the arbitration award in either case finds in the Band's favor on any issue being arbitrated.

22. Arbitration; Limited Waiver of Sovereign Immunity. Any disputes under this Guaranty Agreement shall be subject to arbitration as provided in Section 14.2 of the Development Agreement and be resolved in the venues provided in Section
14.1 of the Development


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Agreement. The Band's limited waiver of sovereign immunity in Section 14.1 of the Development Agreement shall apply to this Guaranty Agreement.

23. Amendment and Restatement. This Second Amended and Restated Unlimited Guaranty amends and restates in its entirety a certain Unlimited Guaranty from Guarantor to the Band, as amended by a First Amendment to Unlimited Guaranty dated as of December 22, 2004 (collectively, the "Prior Guaranty"). Nothing herein shall be construed to impair or discharge the Prior Guaranty. To the extent that the terms and provisions of the Prior Guaranty may conflict with or be inconsistent with the terms and provisions of this Second Amended and Restated Unlimited Guaranty, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Agreement to be executed as of the 25th day of January, 2006.

                                        LAKES ENTERTAINMENT, INC., f/k/a
                                        LAKES GAMING, INC.


                                        By: /s/ Timothy J. Cope
                                            ------------------------------------
                                            Timothy J. Cope
                                        Its President


                                        LAKES GAMING AND RESORTS, LLC


                                        By: /s/ Timothy J. Cope
                                            ------------------------------------
                                            Timothy J. Cope
                                        Its President


                                        THE POKAGON BAND OF POTAWATOMI INDIANS


                                        By: /s/ John Miller
                                            ------------------------------------
                                            John Miller
                                        Its Council Chairman


                                        By: /s/ Daniel Rapp
                                            ------------------------------------
                                            Daniel Rapp
                                        Its Secretary


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